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                               EMPLOYMENT AGREEMENT

    This Employment Agreement ("Agreement") is made this 10TH day of NOVEMBER, 1995, between COMMUNICATION TELESYSTEMS INTERNATIONAL, a California Corporation, having its principal office at 4350 La Jolla Village Drive, Suite 100, San Diego, California 92122, (hereinafter referred to as "CTS") and BARBARA H. JAMALEDDIN of L5R1, Lake Lotawana, Missouri 64086 (hereinafter referred to as "Employee").

    In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT: CTS hereby agrees to hire Employee as an employee of CTS, commencing on DECEMBER 21, 1995 (the "Commencement Date").

    2. GENERAL DUTIES OF EMPLOYEE: Employee shall have the title of Director of Network Operations for CTS.

    3. CONDUCT OF EMPLOYEE: Employee shall use her best efforts to promote the interests of CTS and shall refrain from any acts which may adversely affect the reputation or business of CTS. Employee shall adhere to all laws and ethical standards applicable to her conduct as an Employee for CTS, shall abide by and observe all rules, regulations and policies of CTS presently in effect and any amendments and additions thereto made from time to time and shall perform in a manner consistent with generally accepted procedures for her profession.

    4. COMPENSATION: As Employee's sole and complete compensation, CTS will pay to Employee, subject to the conditions and limitations set forth in this Agreement and all applicable withholding requirements and authorized deductions, the following compensation:

         (a) SALARY: CTS shall pay Employee a salary of Seven Thousand Nine Hundred Sixteen Dollars and Sixty Seven Cents ($7,916.67) per month.

         (b) HEALTH INSURANCE: Employee shall participate in such medical programs or plans that are generally available to employees of CTS, after the standard ninety (90) day waiting period required for all employees.

         (c) VACATION: Employee shall be entitled to ten (10) business days of vacation per year.

         (d) BONUS INCENTIVES: Employee shall also be eligible for certain bonus incentives in the amounts and subject to the conditions set forth in Addendum "A" to this Agreement.

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         (e) MOVING EXPENSES: CTS shall reimburse Employee for reasonable moving expenses not to exceed Ten Thousand Dollars ($10,000.00), incurred in connection with her permanent relocation to the San Diego, California metropolitan area pursuant to this Agreement.

    5. ADVANCES: CTS may, in its sole discretion, make payments to Employee as advances on compensation expected to become earned pursuant to this Agreement. Employee agrees that each such advance constitutes a personal indebtedness of Employee to CTS, repayable by Employee in full immediately upon demand by CTS, until such time as the compensation on which the advance is made becomes fully earned.

    6. COMPENSATION CHANGES: Notwithstanding any other provision contained in this Agreement, the rates and terms of salary and other compensation payable to Employee by CTS are subject to change by CTS, upon ten (10) days prior written notice to Employee.

    7. RECORDS TO REMAIN PROPERTY OF CTS: All records of CTS, all records pertaining or relating to clients of CTS, and all records and documents prepared or generated by Employee, CTS or any other person or entity in connection with the performance of Employee under this Agreement, including but not limited to account cards, invoice copies, customer lists, leads and all documents and containing the names or addresses of or information relating to clients who have done business with CTS, are and shall remain the property of CTS at all times during the term of Employee's employment with CTS, and after termination of such employment for any reason. None of such records, nor any part of them may be used by Employee either in original form or in computerized, duplicated, or copied from except for the purpose of conducting the business of CTS and the names, addresses, and other information and data in such records are not to be transmitted verbally, in writing, or in computerized form by Employee except in the ordinary course of conducting business for CTS. All of said records or any part of them are the sole proprietary information of CTS and shall be treated by Employee as confidential information of CTS. In the event of the termination of Employee's employment with CTS for any reason, Employee shall return to CTS all such records and any copies or summaries thereof in computerized, duplicated, copied or any other form.

    8. LIMITATIONS ON EMPLOYEE'S USE OF PROPRIETARY INFORMATION: Employee shall not at any time, or in any manner, directly or indirectly divulge, disclose or communicate to any other person, firm or corporation, nor shall Employee use for her own benefit other than in

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connection with the performance of Employee's duties under this Agreement:
(i) any of the names, addresses, telephone numbers of or other data relating to clients of CTS, prospective customers of CTS or persons, firms or corporations to whom Employee may have provided services in her capacity as a representative of CTS or to whom other representatives of CTS have provided such services at any time; (ii) any of the records or documents referred to in Paragraph 9 of this Agreement; or (iii) any other information acquired by Employee as a consequence of her employment with CTS.

    9. INVENTIONS: All improvements, discoveries, inventions, designs, documents or other data related to the Company's business (whether or not deemed patentable) conceived, developed, made, perfected, acquired, or first reduced to practice, in whole or in part, during off-duty hours and away from the Company's premises as well as in the regular course of employment by Employee during development and research, of the Company or its subsidiaries and affiliates shall be promptly disclosed to the Company, and Employee shall hereby assign and transfer her right, interest and title thereto and such improvements, discoveries, inventions, designs, documents, or other data shall become the property of the Company. During the term of Employee's employment and anytime thereafter, upon request of the Company, Employee will join and render assistance in any proceedings, and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce letters, patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, or other data as required for vesting title to same in the Company.

    10. COMPENSATION AFTER TERMINATION OF EMPLOYMENT: Employee shall have no further right to salary or any other compensation after termination of Employee's employment with CTS, irrespective of the time, manner or cause of such termination.

    11. TERMINATION OF EMPLOYMENT: EMPLOYEE AND CTS SHALL AT ALL TIMES HAVE THE RIGHT TO TERMINATE EMPLOYEE'S EMPLOYMENT WITH CTS, WITH OR WITHOUT CAUSE, BY ORAL OR WRITTEN NOTIFICATION TO THE OTHER PARTY.

    12. ASSIGNMENT: Neither this Agreement nor any other benefits to accrue hereunder shall be assigned or transferred by Employee, either in whole or in part (except a transfer effective upon the death of Employee of any payments due hereunder), without the written consent of CTS, and any purported assignment in violation hereof shall be void.

    13. INDEMNITY: CTS and Employee shall have such indemnity rights

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and obligations as provided by California law. Additionally, CTS and Employee shall indemnify, defend and hold harmless each other from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgement, cost or expense (including without limitation, reasonable attorneys' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim), in any action, suit, proceeding or demand, of any kind or character, arising out of or in any manner, incident, relating or attributable to any breach of this Agreement.

    14. CHOICE OF LAW: This Agreement is executed and intended to be performed in the State of California and the laws of the State of California shall govern its interpretation and effect.

    15. PARTIAL INVALIDITY: If any term, provision, covenant, or condition of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event any provision contained in Paragraphs 7, 8 or 9 of this Agreement should ever be deemed to exceed the law in any respect, then the parties hereto agree that such provision shall be amended automatically to provide CTS with the maximum protection permitted by law.

    16. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement. It supersedes all negotiations, statements, promises, or understandings, if any, made prior to the execution of this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

    17. GENDER: As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

    18. OUTSIDE EMPLOYMENT: During the term of Employee's employment with CTS, Employee shall not engage in any other employment or outside business activity without the prior written consent of CTS.

    19. VENUE: The venue of any civil action, arbitration or other legal proceeding between Employee, on one hand, and CTS and/or its officers, directors and employees, on the other hand, arising out of or relating to this Agreement, the employment of Employee by CTS, the termination of Employee's employment with CTS, or any other dealings between Employee and CTS, lies only in San Diego, California, and Employee and CTS waive any right they have under any statute or law

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to cause such action or proceeding to be transferred to any other venue.

    20. AMENDMENT AND WAIVER: The terms of this Agreement may be amended, modified or eliminated, or the observance or performance of any term, covenant or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by a writing signed by Employee and CTS. The waiver by CTS of any breach by Employee of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

    21. SURVIVAL OF PROVISIONS: The provisions contained in Paragraphs 7, 8, 9, 13, 19 and 25 of this Agreement, and the other provisions hereof to the extent applicable, shall survive the termination of Employee's employment with CTS.

    22. INUREMENT: This Agreement shall be binding upon and inure to the benefit of all heirs, assigns (to the extent permitted) and successors in interest of the parties hereto.

    23. HEADLINES: The titles and headlines herein are for convenience only and shall not be used to interpret this Agreement.

    24. EFFECTIVE DATE: This Agreement shall be effective as of the date written on the first page hereof.

    25. ARBITRATION: Any claim or controversy between Employee, on one hand, and CTS and/or its officers, directors, or other employees, on the other hand, arising out of or relating to this Agreement, Employee's employment with CTS, the termination of Employee's employment with CTS or any other dealings between Employee and CTS, shall be settled by arbitration before the American Arbitration Association ("AAA") in accordance with the AAA's commercial arbitration rules in effect at the time such arbitration is commenced. The award in any arbitration proceeding between Employee and CTS shall be binding and final, and may be entered in any court of competent jurisdiction specified in Paragraph 19 of this Agreement.

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IT IS SO AGREED:

          THIS IS A BINDING LEGAL AGREEMENT WHICH SETS FORTH THE TERMS AND CONDITIONS OF YOUR EMPLOYMENT, INCLUDING COMPENSATION MATTERS. READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT.

          THIS AGREEMENT ALSO CONTAINS AN ARBITRATION AGREEMENT, WHICH YOU SHOULD STUDY CAREFULLY. ARBITRATION IS GENERALLY FINAL AND BINDING ON THE PARTIES. BY AGREEING TO ARBITRATION, YOU ARE WAIVING YOUR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS. ADDITIONALLY, THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

    EMPLOYEE:

    /s/ Barbara H. Jamaleddin
   --------------------------------------------------
                        (Signature)

   Barbara H. Jamaleddin
   --------------------------------------------------
                       (Print Name)

    CTS:

    Communication TeleSystems International

    By: /s/ Edward S. Soren
       ---------------------------------------------

    Its:
       ---------------------------------------------

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                                  ADDENDUM "A"

                              STOCK OPTION AGREEMENT

CTS grants Employee a non-qualified stock option to purchase a total of One Thousand Four Hundred (1,400) shares of common stock of Communication TeleSystems International ("the Company") (the "Shares"). The option to acquire the Shares is granted upon the following terms and conditions:

    1. The exercise price for each share of common stock is $2.00.

    2. The following amount of options will vest as follows if the Employee is employed by the Company on the following dates:

         a. 1,400 shares on the date one (1) year after the Commencement Date of your employment with CTS.

    If, for any reason whatsoever, you are not employed by the Company on any of the indicated dates, you shall not earn any options as of that date. Additionally, nothing herein shall alter the at-will nature of your employment with Company and that Company at all times shall have the right to terminate your employment, with or without cause.

    3. Subject to Paragraph 5 herein, any options which you receive in accordance with the schedule set forth in Paragraph 2 above may be exercised at any time on or before the earliest of the following dates ("Expiration Date"): April 5, 2002; or sixty (60) days after written notice and demand for exercise given by company, which may be given by Company only in the event of a merger or acquisition. No partial exercise of such option may be for less than 100 full shares. In no event shall the Company be required to transfer fractional shares to the Employee.

    4. The option granted under this Agreement shall be exercisable within the time period stated herein, by the delivery of written notice of intent to exercise to the Secretary of the Company, accompanied by payment in cash to the Company of the full purchase price of the shares which the Employee elects to purchase. The Company shall not be required to transfer or deliver any certificate or certificates for shares of the Company's common shares purchased upon exercise of the option granted under this Agreement until all then applicable requirements of law have been met.

    5. Any option and all rights granted by this Agreement, to the extent those rights have not been exercised, or otherwise expired will terminate and become null and void on April 5, 2002. If the Employee dies, the person or persons to whom his vested rights under this Agreement shall pass, whether by will or by the applicable laws of descent and distribution, may exercise all options which had vested as of the date of Employee's death. Such exercise must be made by the earliest of the following dates: (i) within one (1) year after Employee's death; (ii) April 5, 2002; or (iii) sixty (60) days after notice and demand for exercise given by company.

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    Notwithstanding the above, Employee's rights to all options received by
Employee which have not been exercised, and all rights granted by this Agreement shall in all events terminate and become null and void if Employee is employed either as an employee or consultant by any company, joint venture, partnership or individual which the Company determines is in competition with the Company.

    6. During the lifetime of the Employee the options and all rights granted in this Agreement shall be exercisable only by the Employee, and except as Paragraph 5 otherwise provides, the options and all rights granted under this contract shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such option or of such rights contrary to the provisions in this Agreement, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

    7. Upon the sale of all or substantially all of the assets of the Company or change in control or seventy percent (70%) of the outstanding voting shares of the Company (excluding any such change in control resulting from transfers in trust or to related or affiliated parties), all non-vested options shall immediately vest.

    8. In the event of any change in the common shares of the Company subject to the option granted hereunder, through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other change in the corporate structure, appropriate adjustment shall be made by the Company, without consideration, in the number of shares subject to such option and the price per share. Upon the dissolution or liquidation of the Company, the option granted under this Agreement shall terminate and become null and void. Employee shall have the right immediately prior to such dissolution or liquidation to exercise all options granted hereunder (including non-vested) to the full extent not before exercised.

    9. Neither the Employee nor his executor, administration, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the option granted under this Agreement, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his name to be entered as the shareholder of record on the books of the Company.

    10. THE SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION CERTIFICATE ARE PRECLUDED FROM TRANSFERABILITY WITHOUT WRITTEN AUTHORIZATION FROM THE COMPANY.

    11. The Company does not attempt to advise you any consequences arising from your acquisition of the Shares through the exercise of the option. For tax consequences to you, please consult with your tax advisor.

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